May 25, 2007
Hayes Lemmerz International, Inc.
15300 Centennial Drive
Northville, Michigan 48168

Re:	Hayes Lemmerz International, Inc. Registration Statement on Form S-3 (File No. 333-141356).
Ladies and Gentlemen:
     We have acted as special counsel to Hayes Lemmerz International, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) initially filed on March 16, 2007, by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), allowing for delayed offering pursuant to Rule 415 under the Securities Act. The Registration Statement includes a prospectus (the “Prospectus”) to be furnished in connection with the public offering by certain stockholders of the Company (the “Selling Stockholders”) named in the Registration Statement of up to 4,038,462 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company to be issued pursuant to the Direct Investment Option (as such term is defined in the Registration Statement) (the “Newly Issued Shares”).
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Hayes Lemmerz International, Inc.
May 25, 2007

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, as amended by Amendment No. 1 thereto being filed with the Commission on the date hereof; (ii) the Certificate of Incorporation of the Company, as amended to the date hereof and as certified by the Secretary of State of the State of Delaware; (iii) the By-Laws of the Company, as amended to date and currently in effect and as certified by the Secretary of the Company; (iv) the Amended and Restated Equity Purchase and Commitment Agreement, dated as of April 16, 2007 (the “Equity Agreement”), between the Company and Deutsche Bank Securities Inc. relating to the Newly Issued Shares; (v) certain resolutions of the Board of Directors of the Company, relating to the Equity Agreement and the registration of the Newly Issued Shares; and (vi) a specimen certificate representing the Common Stock. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, certified, conformed, or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, by all parties thereto (other than the Company), and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials. We have also assumed that the stock certificates evidencing the Newly Issued Shares will conform to the specimen common stock certificate examined by us and will be duly executed and delivered.

Hayes Lemmerz International, Inc.
May 25, 2007

     Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware.
     Based upon and subject to the foregoing, we are of the opinion that the Newly Issued Shares have been duly authorized and, when issued and delivered against payment therefor as described in the Equity Agreement, will be validly issued, fully paid and nonassessable.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP